UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2019

GOLUB CAPITAL BDC, INC.
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 666 Fifth Avenue, 18th Floor, New York, NY 10103_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 5, 2019, Golub Capital BDC, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved three proposals. The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 60,165,454 shares of common stock outstanding on the record date, December 12, 2018. The final voting results from the Annual Meeting were as follows:

Proposal 1. To elect two Class III directors of the Company who will each serve for a term of three years or until his successor is duly elected and qualified.

Name	Votes For	Votes Against	Abstain	Broker Non-Vote
Lawrence E. Golub	20,486,589	153,086	80,567	26,955,149
William M. Webster IV	19,471,548	1,162,579	86,112	26,955,149

Proposal 2. To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered accounting firm for the fiscal year ending September 30, 2019.

Votes for	Votes Against	Abstain
47,185,452	308,388	95,436

Proposal 3. To approve the application of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act of 1940, as amended, to the Company, which permits the Company to double the maximum amount of leverage that it is permitted to incur by reducing the asset coverage requirements applicable to the Company to 150% from 200%, effective as of February 6, 2019.

Votes for	Votes Against	Abstain	Broker Non-Vote
20,162,642	392,496	141,416	26,955,149

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: February 6, 2019	By: /s/ Ross. A Teune
Name: Ross A. Teune
Title: Chief Financial Officer